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                    COMMONWEALTH TELEPHONE ENTERPRISES, INC.

             1997 Non-Management Directors' Stock Compensation Plan

                            (As Amended and Restated)

1.  Purpose. The purpose of the Commonwealth  Telephone  Enterprises,  Inc. 1997
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    Non-Management Directors' Stock Compensation Plan (as Amended and Restated)
    (the "Plan") is to encourage Non-Management Directors (as defined below) to have a personal financial stake in Commonwealth Telephone Enterprises, Inc. (the "Company") through an ownership interest in the Company's common stock, par value $1.00 per share ("Common Stock"), thereby aligning the interests of Non-Management Directors with that of the Company's shareholders by awarding shares of Common Stock in lieu of the annual retainer and meeting fees (collectively, the "Fees") payable to Non-Management Directors and by granting such Non-Management Directors options to purchase shares of Common Stock.

2.  Administration.  The Plan shall be administered by the Board of Directors
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    of the Company or a committee composed of Non-Employee Directors, as such term is defined in Rule 16b-3(b)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (The Board of Directors or such committee may be referred to herein as the "Committee"). Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, is conclusive and binding upon all parties concerned including the Company, its shareholders and persons granted awards under the Plan.

3.  Shares Subject to the Plan.  The shares issued or issuable under the Plan
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    shall not exceed 125,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares.

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4.   Adjustment  of and  Changes in Shares.  In the event of a stock  split,
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     stock dividend, extraordinary cash dividend, subdivision or combination of the shares or other change in corporate structure affecting the shares, the number of shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per share thereunder.

5.   Participants.  All members of the Company's  Board of Directors who are
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     not, as of the date of any award, employees of the Company or any of its
     "subsidiary corporations" (as such term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code")) ("Non-Management Directors") are, except as may be otherwise provided herein, required to participate in the Plan. Any holder of an option or shares of Common Stock granted hereunder shall hereinafter be referred to as a "Participant".

6.   Grant, Terms and Conditions of Options.
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     a.  Upon approval of the Plan by the Company's Board of Directors, each
         Non-Management Director on the date of such approval will be granted on such date an option to purchase 2,000 shares of Common Stock.

     b. Each Non-Management Director will be granted an option to purchase 2,000 shares of Common Stock on the date of the Company's Annual Shareholders Meeting.

     c. The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Code and shall have the following terms and conditions:

         (i) Price. The purchase price per share of Common Stock deliverable upon the exercise of each option shall be 100% of the fair market value per share of Common Stock on the date the option is granted. For purposes of this Section 6, "Fair Market Value" shall be the average closing price of the shares as reported on the principal market or

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            exchange ("Exchange") on which the shares are traded or listed during the 10 trading days immediately preceding such date.

      (ii) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash.

      (iii) Exercisability and Term of Options. Options shall be immediately exercisable and shall remain exercisable until the earlier of ten years from the date of grant and the expiration of the one-year period provided in paragraph (iv) below.

      (iv) Termination of Service as Non-Management Director. Upon termination of a Participant's service as a Non-Management Director of the Company for any reason, all outstanding options held by such Non-Management Director shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a Non-Management Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph
            (iii) above.

      (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted, it may be exercised only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, (x) options may be transferred pursuant to a qualified domestic relations order; and (y) the board may, in its sole discretion and subject to such conditions as it may establish, allow for transfer of options granted under the Plan to other persons or entities.

      (vi)  Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company
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                   which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

7.   Grant of Shares.
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     a.   Grant Dates and Formula for Retainer Fees. Shares of Common Stock
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          shall be automatically granted to each Non-Management Director on
          January 1 of each Plan year (each such date is hereinafter referred to as the "Annual Grant Date") commencing February 1, 1997; provided,
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          however, that for the year ending December 31, 1997, the Annual Grant
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          Date shall be February 12, 1997 (the "Initial Grant Date"). The total number of shares granted to each Non-Management Director pursuant to this Section 7(a) shall equal the quotient obtained by dividing the annual retainer fee then in effect by the fair market value of a share of Common Stock on the Annual Grant Date (or the Initial Grant Date, as the case may be) determined in accordance with Section 7(b) hereof; provided, however, that for the year ending December 31, 1997, the
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          total number of shares granted to each Non-Management Director shall be equal to the quotient obtained by dividing (i) the product obtained by multiplying (x) eleven-twelfths (11/12ths) by (y) the annual retainer fee in effect on February 12, 1997 by (ii) the fair market value of a share of Common Stock determined in accordance with Section 7(b) hereof. In the event a person becomes a director between applicable Annual Grant Dates, such person shall, on the thirtieth
          (30th) day following such appointment, receive the number of shares of Common Stock equal to the product obtained by multiplying a (i) fraction, the (I) numerator of which is the number of months remaining in such year and the (II) denominator of which is twelve (12) by a
          (ii) fraction, the (I) numerator of which is the annual retainer fee in effect on the most recent Annual Grant Date, as the case may be, and the (II) denominator of which was the fair market value of a share of Common Stock for such Annual Grant Date or Initial Grant Date, as the case may be, based upon the average of the closing price for the ten (10) trading days immediately preceding said appointment.

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     b.   Fair Market Value. For purposes of this Section 7, the fair market
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          value per share of Common Stock shall be, for the purposes of the
          Annual Grant Date, the average closing price of the Common Stock as reported on the Exchange for the ten (10) trading days ending on the trading date immediately preceding the Annual Grant Date and, for purposes of the Initial Grant Date, shall be the average of the closing prices of the Common Stock as reported on the Exchange for the ten (10) trading days commencing February 13, 1997. Fractional shares will be rounded to the next highest share. The shares or rights to which a Participant is entitled under Section 7(a) shall be in lieu of the payment in cash of 100% of the retainer fee.

8.   Certificates: Effectiveness of Registration Statement. Each stock
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     certificate issued in respect of shares acquired upon the exercise of an option granted under Section 6 or awarded to a Participant under Section 7 may bear an appropriate legend disclosing the restrictions on transferability imposed on such shares by the Plan or by law. Notwithstanding anything to the contrary herein, no shares of Common Stock will be issued until (i) a Registration Statement on Form S-8 with respect to the shares of Common Stock has been filed with and declared effective by the United States Securities and Exchange Commission and (ii) the related prospectus has been distributed to the Non-Management Directors.

9.   Withholding. Whenever the Company issues shares of Common Stock under the
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     Plan, the Company shall have the right to withhold from sums due the recipient, or to require the recipient to remit to the Company, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such share.

10.  Hardship. The Committee may, in lieu of the issuance of shares of Common
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     Stock under Section 7, pay a Director the Fees in cash on account of his hardship; provided, however, that with respect to Fees payable for the year ending December 31, 1997, such determination shall be made prior to issuance of the Initial Grant of Director Shares; and provided further, that for each year ending thereafter, such determination shall be made not later than fifteen

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     (15) days before the commencement of such year (or, in the case of a
     Director first appointed between Annual Grant Dates, not later than twenty
     (20) days following such appointment). For purposes of this Plan, the "Hardship" of a Participant shall be determined by the Committee in its sole and absolute discretion.

11.  Section 83(b) Election. Participants shall have the right to make an
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     election under Section 83(b) of the Code, if applicable, with regard to the taxation of awards under the Plan.

12.  Amendment. The Committee may terminate, modify or amend the Plan in such
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     respect as it shall deem advisable. No termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect a Participant's rights under an award granted prior thereto.

13.  Duration of the Plan. The Plan shall remain in effect through December 31,
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     2003.


14.  Expenses of the Plan. The expenses of administering the Plan shall be borne
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     by the Company.


15.  Effective Date. The Plan will become effective as of February 12, 1997, as
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     amended, the date the Board of Directors of the Company approved the Plan.

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